                                                                    Exhibit 99.2

                              Attachment to Form 4

                             JOINT FILER INFORMATION

Name and Address:                                Third Point Offshore Master
                                                 Fund L.P.
                                                 c/o Third Point LLC
                                                 390 Park Avenue
                                                 New York, NY  10022

Date of Earliest Reported Transaction:           11/21/2013
Issuer and Ticker Symbol:                        Enphase Energy, Inc. [ENPH]
Relationship of the Issuer:                      10% Owner; Director; Other
                                                 (See Remarks)
Designated Filer:                                Daniel S. Loeb
Date of Earliest Reported Transaction:           11/21/2013

TABLE I INFORMATION

Title of Security:                               Common Stock, $0.00001 par
                                                 value
Transaction Date:
Transaction Code:
Amount of Securities:
Securities Acquired (A) or Disposed of (D):
Price of Security:
Amount of Securities Beneficially                4,192,165
Owned Following Reported
Transactions:
Ownership Form:                                  D
Nature of Indirect Beneficial Ownership: